Exhibit 99.1
CONTACT:
John E. Shave
Vice President, Investor Relations and Corporate Communications
Safeguard Scientifics, Inc.
610.293.0600
SAFEGUARD SCIENTIFICS SELLS STAKE IN SIX LEGACY PARTNER COMPANIES
FOR $100 MILLION TO SAINTS CAPITAL
Transaction Provides Capital for New Growth Opportunities;
Aligns Portfolio with Safeguard’s Strategy
Wayne, PA, March 3, 2008- Safeguard Scientifics, Inc. (NYSE: SFE), a holding company which builds value in growth-stage technology and life sciences companies, today announced it has signed a definitive agreement to exit its ownership position in three majority-held and three minority-held partner companies through a transaction with Saints Capital. Valued at approximately $100 million, the sale is expected to generate a gain of approximately $16 million, before transaction expenses and other considerations, and close before the end of second quarter of 2008. In addition to the cash purchase price payable, Saints will relieve Safeguard of an aggregate of $31.5 million in debt guaranties concerning certain companies being sold.
Peter J. Boni, President and Chief Executive Officer of Safeguard, said, “In one innovative transaction, we have completely recast the public face of our company to fully align our partner companies with our strategy to focus on specific and identified high-growth segments within the technology and life sciences sectors. Our deal pipeline is the most robust it’s been in recent memory and this transaction provides Safeguard with the flexibility to pursue these exciting new growth opportunities while at the same time recognizing additional capital to reflect on our net asset value.”
The six companies included in the transaction largely represent capital deployments made before Safeguard declared its current investment strategy under its new management team. Upon closing the transaction, Safeguard’s remaining 13 partner companies will represent deployments made under the current leadership team’s charter and vision.
The partner companies involved in the transaction are Acsis, Inc., Alliance Holdings Group Associates, Inc., Laureate Pharma, Inc., NextPoint Networks, Inc., Neuronyx, Inc. and ProModel Corporation.
“The transaction with Saints Capital represents a well-timed exit for Safeguard and its shareholders,” Boni continued. “Going forward, our team has the management capacity to continue to deploy capital in new and exciting opportunities. Our goal remains to build and realize value in our targeted areas over a three to five year time horizon.”
Saints Capital is the established leader in the direct secondary market, focusing on a portfolio of investments from other venture capital and private equity investors seeking liquidity for their investment stakes. Saints remains committed to partnering with sellers to meet their objectives while providing portfolio companies with the necessary follow-on capital and a stable, long-term committed investor base.
“Our direct secondary investment approach is designed to benefit both the seller and its investee companies, ultimately driving a positive final outcome for shareholders, management teams and employees “ said Ken Sawyer, managing director of Saints Capital. “Because of this unique investment approach, we are able to allow Safeguard to achieve a meaningful and complicated restructuring with one transaction. Given our portfolio and track record of investing and serving on the board for a number of companies in the technology and life sciences industries, we feel that our expertise makes us well positioned to help these companies achieve their strategic vision and growth aspirations for the long term.”
Safeguard invests in fast-growing companies with capital requirements between $5 and $50 million. Safeguard provides strategic management and operational support to accelerate partner growth and competitiveness, and ultimately targets a minimum return of three-to-five times initial capital deployment per company within three to five years. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses; and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals.
The remaining thirteen partner companies include:
TECHNOLOGY PARTNER COMPANIES
Software
•	Authentium, Inc. is a leading developer of security software-as-a-service (SaaS) technologies and systems

•	Portico Systems, Inc offers health plans software solutions exclusively focused on unlocking the value of Provider Network Management
Technology-Enabled Services
•	Advantedge Healthcare Solutions, Inc. is a technology-based services provider that provides medical billing solutions to physician groups using its proprietary software.
Internet-based Businesses
•	Beyond.com, Inc. is one of the world’s largest network of online niche career communities

•	Bridgevine, Inc., formerly Broadband National, is a leading comparative online shopping engine for digital services and products such as high speed internet, digital phone, VoIP, digital TV and music.

•	Our Stealth Company is a pre-launch technology company building one of the world’s first Social Information Management System (SIMS), a suite of software that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities.
LIFE SCIENCES PARTNER COMPANIES
Molecular and Point-of-Care Diagnostics
•	Alverix, Inc. is a point-of-care diagnostic technology provider

•	Avid Radiopharmaceuticals, Inc. is a leader in the development of molecular imaging products for neurodegenerative diseases

•	Cellumen, Inc. is a cellular systems biology company that delivers proprietary services and products to support drug discovery and development

•	Clarient, Inc. (Nasdaq: CLRT) is a premier technology and services resource for pathologists, oncologists, and the pharmaceutical industry
Medical Devices
•	Advanced BioHealing, Inc. is a leader in the science of regenerative medicine

•	Rubicor Medical, Inc. is a medical device company focused on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies.
Specialty Pharmaceuticals
•	NuPathe, Inc. specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine, Parkinson’s disease and schizophrenia

ABOUT SAFEGUARD SCIENTIFICS
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com
ABOUT SAINTS CAPITAL
Saints Capital is a leading direct secondary acquirer of venture capital and private equity investments in emerging growth companies around the globe. Saints also makes traditional direct venture capital investments on a primary basis and in special situations in technology, healthcare, consumer and industrial companies in the United States. Saints is headquartered in San Francisco, with investment professionals throughout Europe and Asia. Saints currently manages funds with investments in more than 100 individual companies totaling more than $1 billion in originally invested capital. www.saintsvc.com
Forward-Looking and Cautionary Statements
Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Such forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute against stated strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
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